HEI Exhibit 21.1

Hawaiian Electric Industries, Inc.
SUBSIDIARIES OF THE REGISTRANT

The following is a list of all direct and indirect subsidiaries of the registrant as of February 25, 2022. The state/place of incorporation or organization is noted in parentheses and subsidiaries of intermediate parent companies are designated by indentations.
Hawaiian Electric Company, Inc. (Hawaii)
Maui Electric Company, Limited (Hawaii)
Hawaii Electric Light Company, Inc. (Hawaii)
Renewable Hawaii, Inc. (Hawaii)
ASB Hawaii, Inc. (Hawaii)
American Savings Bank, F.S.B. (federally chartered)
The Old Oahu Tug Service, Inc. (Hawaii)
Pacific Current, LLC (Hawaii)
Hamakua Holdings, LLC (Hawaii)
Hamakua Energy, LLC (Hawaii)
Mauo, LLC (Hawaii)
Upena, LLC (Hawaii)
Alenuihaha Developments, LLC (Hawaii)
Kaʻulakahi Power, LLC (Hawaii)
Kaʻieʻie Waho Company, LLC (Hawaii)
Kaʻaipuaʻa, LLC (Hawaii)
Cambrian PBD Holding, LLC (Hawaii) (75% membership interest)
Mahipapa, LLC (Delaware)
Evercharge Hawaii, LLC (Delaware) (51% membership interest)